SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2007
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 East Anderson Lane
Austin, Texas 78752
(Address of principal executive offices) (Zip Code)
(512) 837-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 4, 2007, Citizens, Inc., a Colorado corporation (the “Company”), issued a press release announcing that the Company has completed its previously announced sale of an aggregate of 2,682,857 shares of its Class A common stock pursuant to the Company’s existing shelf registration statement (File No. 333-143518) on Form S-3, which was declared effective by the Securities and Exchange Commission on June 22, 2007, and has received total gross proceeds of approximately $18.8 million before deducting fees and expenses associated with this offering. The shares of common stock were sold to institutional investors at $7.00 per share. The placement agents for the offering were Oppenheimer & Co. Inc., which acted as lead placement agent, and KeyBanc Capital Markets, Inc.
A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits:

99.1	Press Release of the Company dated December 4, 2007.

SIGNATURE
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC
	By:	/s/ Harold E. Riley
Harold E. Riley, Chairman of the Board
Date: December 4, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated December 4, 2007.